UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report: November 8, 2012
(Date of earliest event reported)
KB HOME
(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Los Angeles, California		90024
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Long-Term Incentive Awards.
On November 8, 2012, the management development and compensation committee of the KB Home board of directors (the “Committee”) approved grants of long-term incentive awards to Jeffrey T. Mezger, the Company's president and chief executive officer; Jeff J. Kaminski, the Company's executive vice president and chief financial officer; Albert Z. Praw, the Company's executive vice president, real estate and business development; Brian J. Woram, the Company's executive vice president, general counsel and secretary; and William R. Hollinger, the Company's senior vice president and chief accounting officer, as set forth in the table below. Long-term incentive awards were also approved for grant to certain other senior executives of the Company.
Reflecting the Company's philosophy of aligning executive compensation with performance, all of the awards approved for Mr. Mezger are subject to performance-vesting requirements, and the majority of the awards approved for the Company's other named executive officers are also subject to performance-vesting requirements, as further described below. The performance-based awards are designed to appropriately reward, and condition payouts on, the achievement of improved absolute and relative results over several years in a number of key operating metrics that are correlated with long-term stockholder value creation.  Overall, the awards granted to the named executive officers consist of performance-based restricted stock units, shares of restricted KB Home common stock and awards of performance cash.
Performance-Based Restricted Stock Units. Each of the named executive officers received a grant of performance-based restricted stock units (each, a “PSU”) corresponding to a target award amount of shares of KB Home common stock (“Award Shares”), as shown in the table below. Each PSU entitles a recipient to receive a grant of between 0% to 200% of the recipient's Award Shares, and will vest, based on the Company's achieving over the three-year period commencing on December 1, 2012 and ending on November 30, 2015 specified levels of (a) average return on equity performance and (b) revenue growth performance relative to a peer group of high-production public homebuilding companies, subject to the recipient's continued employment with the Company or a subsidiary through to and including the Determination Date (as defined below). The average return on equity performance measure will determine 60%, and the relative revenue growth performance measure will determine 40%, of the final number of shares of KB Home common stock that may be granted to a PSU recipient. Performance for each measure is to be determined by the Committee on a date (the “Determination Date”) that is no later than ninety (90) days after the end of the performance period. In addition, each PSU recipient will be credited with an amount (the “Dividend Equivalent”) equal to the recipient's target Award Shares multiplied by the cash dividends that are paid in respect of one share of KB Home common stock with a record date during the period beginning on the grant date and ending on the Determination Date. Upon the vesting of each PSU, each recipient will be eligible to receive a cash payment equal to the credited Dividend Equivalent multiplied by the applicable percentage of Award Shares that may be granted to the PSU recipient after the Determination Date, if any. If performance over the performance period for both performance measures is below specific thresholds, each PSU recipient will be granted no shares of KB Home common stock and will receive no cash Dividend Equivalent payment. In general, each PSU recipient will forfeit any rights with respect to Award Shares and to any cash Dividend Equivalent payment if the recipient terminates service prior to the Determination Date. In addition, and notwithstanding a PSU recipient's eligibility pursuant to the terms of the PSU grant, the Committee may in its sole discretion reduce (but not increase) the final number of shares of KB Home common stock granted to any PSU recipient, as well as reduce (but not increase) any PSU recipient's final cash Dividend Equivalent payment.
Restricted Stock. Each share of restricted stock granted on November 8, 2012 entitles a recipient to one vote on all matters put before the Company's stockholders, and to receive all cash dividends that are paid in respect of one share of KB Home common stock with a record date during the period beginning on the grant date and ending on the vesting date. A recipient will forfeit any unvested shares if the recipient's employment with KB Home is terminated before an applicable vesting date. Each award of restricted stock granted on November 8, 2012 will vest ratably over a three-year period.
Performance Cash. Each award of performance cash granted on November 8, 2012, once vested, entitles a recipient to a cash payment that is based on the Company's performance over a three-year period ending on November 30, 2015 relative to annual threshold, target, stretch and maximum operating income goals set each year by the Committee. At the end of the performance period, a percentage of each target award amount, up to a maximum of three times the target, will be paid out based on the average of the percentage of achievement in each of the three years relative to the applicable annual target performance level. For a recipient to be eligible for a payout above two times a target award amount, however, the Company's average operating margin over the three-year performance period must also be in the 65th percentile or higher relative to the average operating margins of a peer group of high-production public homebuilding companies. If operating income is below the designated threshold level of performance in any year during the performance period, the applicable achievement relative to target for that year will be 0%. Each award of performance cash granted on November 8, 2012 vests on November 30, 2015, subject to a recipient's continued employment with the Company or a subsidiary through the performance period.

The long-term incentive awards granted to the Company's named executive officers on November 8, 2012 are as follows:

Named Executive Officer	Performance-Based Restricted Stock Units (#)	Restricted Stock (#)	Target Performance Cash ($)
Jeffrey T. Mezger	152,495	—	$1,000,000
Jeff J. Kaminski	17,868	14,479	$300,000
Albert Z. Praw	16,636	14,479	$270,000
Brian J. Woram	16,636	14,479	$270,000
William R. Hollinger	9,242	7,702	$150,000

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 13, 2012

KB Home

By:	/s/ Brian J. Woram
Brian J. Woram
Executive Vice President, General Counsel and Secretary
Registered In-House Counsel